UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 7, 2001


AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)


        DELAWARE	             1-8747 	      43-1304369
(State or other jurisdiction (Commission      (IRS Employer
       of incorporation)     File Number)  Identification No.)




106 W. 14TH  STREET
P.O. Box 219615
Kansas City,  Missouri		64121-9615
(Address of principal executive offices)	(Zip Code)


Registrant's telephone number, including area code (816) 221-4000

Item 5. Other Events.

Attached as Exhibit 99.1 is a press release dated December 7, 2001, which was issued by AMC Entertainment Inc., announcing it has signed a letter of intent to acquire GC Companies, Inc. and its subsidiaries pursuant to a plan of reorganization to be filed with the Bankruptcy Court in GC Companies' case under Chapter 11 of the U.S. Bankruptcy Code.

Item 7. Financial Statement and Exhibits.

Exhibits:

10.1	Interim Operating Agreement dated December 6, 2001 by and
among AMC Entertainment Inc. and GC Companies, Inc.

10.2	Letter of Intent dated December 6, 2001 by and among AMC
Entertainment Inc. and GC Companies, Inc.

10.3	Support Agreement dated December 6, 2001, by and among AMC
Entertainment Inc., the Official Committee of Unsecured
Creditors in the Chapter 11 Cases of the GCC Debtors,
General Electric Capital Corporation and Harcort General,
Inc.

99.1	December 7, 2001 Press Release


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		AMC ENTERTAINMENT INC.



Date:	December 11, 2001

By: 	______________________
Craig R. Ramsey
Senior Vice President,
Finance,
Chief Financial Officer and
Chief Accounting Officer